RESTATED AMENDEDMENT NO. 1 DATED SEPTEMBER 29, 2006,
	TO THE FIDEILTY BOND SHARING AGREEMENT DATED JULY 1, 2002, BETWEEN MLIG VARIABLE INSURANCE TRUST AND ROSZEL ADVISORS, LLC ("AGREEMENT")

				  APPENDIX A

		MLIG VARIABLE INSURANCE TRUST PORTFOLIOS
		AS OF SEPTEMBER 14, 2006

This Amendment reflects the name change and addition of the Portfolios of the Trust set forth below. The Agreement is unchanged with respect to the other Portfolios of the Trust.

Roszel/AllianceBernstein Large Cap Core Portfolio
Roszel/Allianz CCM Capital Appreciation Portfolio
Roszel/Allianz NFJ Small Cap Value Portfolio
Roszel/Davis Large Cap Value Portfolio
Roszel/Delaware Small-Mid Cap Growth Portfolio
Roszel/Delaware Trend Portfolio
Roszel/Fayez Sarofim Large Cap Core Portfolio
Roszel/Franklin Mid Cap Growth Portfolio
Roszel/JPMorgan Small Cap Growth Portfolio
Roszel/JPMorgan Multi-Cap Market Neutral Portfolio
Roszel/Kayne Anderson Rudnick Small-Mid Cap Value Portfolio
Roszel/Lazard International Portfolio
Roszel/Loomis Sayles Large Cap Growth Portfolio
Roszel/Lord Abbett Affiliated Portfolio
Roszel/Lord Abbett Bond Debenture Portfolio
Roszel/Lord Abbett Government Securities Portfolio
Roszel/Lord Abbett Large Cap Value Portfolio
Roszel/Lord Abbett Mid Cap Value Portfolio
Roszel/Marsico Large Cap Growth Portfolio
Roszel/MLIM Fixed-Income Portfolio
Roszel/MLIM Relative Value Portfolio
Roszel/NWQ Small Cap Value Portfolio
Roszel/Rittenhouse Large Cap Growth Portfolio
Roszel/Seligman Mid Cap Growth Portfolio
Roszel/William Blair International Portfolio

MLIG VARIABLE INSURANCE TRUST


BY: __/s/Deborah J. Adler___________
       Deborah J. Adler
       President

ATTEST:

_____________________
ROSZEL ADVISORS, LLC


BY: _/s/John Manetta_____________
       John Manetta
       President

ATTEST:

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